Net 1 UEPS Technologies, Inc. Announces First Quarter Results for Fiscal 2006

Johannesburg, South Africa (November 3, 2005) – Net 1 UEPS Technologies, Inc. (“Net1” or the “Company”) (Nasdaq: UEPS) today announced results for the first quarter of fiscal 2006.

Results

The Company reported an increase in net income of 29% to $13.2 million for first quarter 2006, from $10.2 million for first quarter 2005. Earnings per common share and linked unit increased 27% to $0.238 for first quarter 2006, compared to $0.187 for first quarter 2005. Revenue increased 6% from $43.2 million for the first quarter of 2005 to $45.9 million for the first quarter of 2006.

First Quarter Highlights

  $118.6 million in transactions were processed through our merchant acquiring business in the first quarter of fiscal 2006, compared to $3.6 million in the first quarter of fiscal 2005 and $147.3 million during the entire fiscal 2005 year. During September 2005, 566,000 beneficiaries transacted at merchant locations, compared to 450,000 in June 2005 and only 17,000 a year ago, during September 2004;
  During the first quarter fiscal 2006, 724 POS terminals were installed at 423 retail locations, compared with 340 POS terminals installed at 265 retail locations during the first quarter of fiscal 2005;
  UEPS transaction-based activities effected 10.1 million payments during the first quarter of fiscal 2006, a 6.3% increase over the number of payments effected during the first quarter of fiscal 2005;
  A total of 3,398,516 UEPS smart card-based accounts were active at September 30, 2005, compared to 3,372,665 active accounts at September 30, 2004;
  In September, the Company made a 50% investment in equity and loans, totalling $1.9 million in SmartSwitch Namibia, a Namibian company. The Company expects to sell hardware and software to this company totalling approximately $4.6 million over the first three quarters of fiscal 2006;
  In September, the Company received an order to provide Nedbank Limited with an additional 7,280 POS terminals and 9,080 pin-pads. Delivery is expected to commence in the second quarter of fiscal 2006 and be completed in the third quarter of fiscal 2006;
  International initiatives are progressing according to our expectations;
  Paul Edwards and Florian P. Wendelstadt were appointed as two additional independent directors; and
  In August, we completed our public offering and listing on the Nasdaq National Market. In the offering, the selling shareholders sold 10,258,625 shares of the Company’s common stock at a public offering price of $22.00 per share and the underwriters exercised their over-allotment option which resulted in net proceeds to the Company of $31.5 million.

The impact of changes in the exchange rate between the U.S. dollar and the South Africa rand (“ZAR”) on results of operations is shown under the column "Change" in the table of key metrics included at the end of this press release. In addition, during the first quarter, the Company incurred approximately $1,477,000 in expenses related to the public offering and Nasdaq listing.

Comment and Outlook

Serge Belamant, Net1's Chairman and Chief Executive Officer, stated, “The first quarter of fiscal 2006 has set a solid foundation for the rest of the year. With our successful listing on Nasdaq complete, we can now focus on growing our current business and take full advantage of the new opportunities that we have been presented with. The signing of the Namibia contract during the quarter further expands our footprint within the African market place. Based on our results, we are well-positioned to achieve our previously announced earnings per share expectations for the full fiscal year of $0.93 to $0.98 per share, assuming an exchange rate of ZAR6.5: $1”

Conference call

Net1 will host a conference call to review first quarter results on November 4, 2005 at 9:30 a.m EST. To participate in the call, dial 1-800-860-2442 (U.S. only), 1-866-519-5086 (Canada only), 0-800-917-7042 (U.K. only) or 0-800-200-648 (South Africa only) five minutes prior to the start of the call. The passcode is “Net1”. The call will also be webcast on the Net1 homepage, www.net1ueps.com. Please click on the webcast link at least 10 minutes prior to the call. A replay of the call may be accessed through the Net1 website through November 18, 2005.

About Net1 (www.net1ueps.com)

Net1 provides its universal electronic payment system, or UEPS, as an alternative payment system for the unbanked and under-banked populations of developing economies. The Company believes that it is the first company worldwide to implement a system that can enable the estimated four billion people who generally have limited or no access to a bank account to enter affordably into electronic transactions with each other, government agencies, employers, merchants and other financial service providers. To accomplish this, the Company has developed and deployed the UEPS. This system uses secure smart cards that operate in real-time but offline, unlike traditional payment systems offered by major banking institutions that require immediate access through a communications network to a centralized computer. This offline capability means that users of Net1’s system can enter into transactions at any time with other card holders in even the most remote areas so long as a portable offline smart card reader is available. In addition to payments and purchases, Net1’s system can be used for banking, health care management, international money transfers, voting and identification.

This announcement may contain forward-looking statements pursuant to the “safe-harbor” provisions of the Private Securities Litigation Reform Act of 1995. These forward looking statements involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements, such as product demand, market and customer acceptance, the effect of economic conditions, competition, pricing, development difficulties, foreign currency risks, costs of capital, the ability to consummate and integrate acquisitions, and other risks detailed in the Company’s SEC filings. The Company undertakes no obligation to revise any of these statements to reflect future circumstances or the occurrence of unanticipated events.

Contact William Espley at Net1 Investor Relations at:
Telephone:	(604) 484-8750
Toll Free:	(866) 412-NET1 (6381)

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Operations

	Three months ended
	September 30,
	2005	2004
	(In thousands, except share data)

REVENUE	$45,887	$43,223

EXPENSE

COST OF GOODS SOLD, IT PROCESSING, SERVICING AND SUPPORT	11,819	14,801

GENERAL AND ADMINISTRATION	10,656	10,276

DEPRECIATION AND AMORTIZATION	1,538	1,575

COSTS RELATED TO PUBLIC OFFERING AND NASDAQ LISTING	1,477	-

OPERATING INCOME	20,397	16,571

INTEREST INCOME, net	903	655

INCOME BEFORE INCOME TAXES	21,300	17,226

INCOME TAX EXPENSE	8,411	7,208

NET INCOME FROM CONTINUING OPERATIONS BEFORE EARNINGS FROM

EQUITY ACCOUNTED INVESTMENT	12,889	10,018

EARNINGS FROM EQUITY ACCOUNTED INVESTMENT	290	209

NET INCOME	$13,179	$10,227

Net income per share
Basic earnings, in cents – common stock and linked units	23.8	18.7
Diluted earnings, in cents – common stock and linked units	23.5	18.4

NET 1 UEPS TECHNOLOGIES, INC.
Condensed Consolidated Balance Sheets

	Unaudited	Audited
	September 30,	June 30,
	2005	2005
	(In thousands, except share data)

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$152,201	$107,749
Pre-funded social welfare grants receivable	13,115	11,567
Accounts receivable	21,982	15,293
Finance loans receivable, net of allowances of – September: $4,053; June: $3,636	8,465	7,760
Deferred expenditure on smart cards	2,118	3,014
Inventory	1,987	1,927
Deferred income taxes	4,328	3,354
Total current assets	204,196	150,664

LONG TERM RECEIVABLE	1,100	969
PROPERTY, PLANT AND EQUIPMENT, NET OF ACCUMULATED
DEPRECIATION OF – September: $22,520; June: $20,624	6,037	6,216
EQUITY ACCOUNTED INVESTMENTS	3,528	1,325
GOODWILL	15,078	14,636
INTANGIBLE ASSETS, NET OF ACCUMULATED AMORTIZATION OF –
September: $5,666; June: $4,919	7,608	7,944

TOTAL ASSETS	237,547	181,754

LIABILITIES
CURRENT LIABILITIES
Accounts payable	24,610	20,315
Income taxes payable	11,052	14,038
Total current liabilities	35,662	34,353

DEFFERRED INCOME TAXES	13,357	10,399

TOTAL LIABILITIES	49,019	44,752

SHAREHOLDERS’ EQUITY
COMMON STOCK
Authorized: 83,333,333 with $0.001 par value;
Issued and outstanding shares - September: 41,429,199; June: 28,548,269	42	29

SPECIAL CONVERTIBLE PREFERRED STOCK
Authorized: 50,000,000 with $0.001 par value;
Issued and outstanding shares - September: 15,241,381; June: 26,733,521	15	27

B CLASS PREFERENCE SHARES
Authorized: 330,000,000 with $0.001 par value;
Issued and outstanding shares (net of shares held by the Company) - September:
112,304,927; June: 196,983,841	18	31

ADDITIONAL PAID-IN-CAPITAL	104,191	71,960

ACCUMULATED OTHER COMPREHENSIVE INCOME	13,442	7,314

RETAINED EARNINGS	70,820	57,641

TOTAL SHAREHOLDERS’ EQUITY	188,528	137,002

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$237,547	$181,754

NET 1 UEPS TECHNOLOGIES, INC.
Unaudited Condensed Consolidated Statements of Cash Flows

	Three months ended
	September 30,
	2005	2004
	(In thousands)

Cash flows from operating activities
Cash received from customers	$38,229	$28,627
Cash paid to suppliers and employees	(20,778)	(22,785)
Cash generated by operations	17,451	5,842
Interest received	2,815	3,584
Finance costs paid	(1,891)	(2,933)
Income taxes paid	(9,152)	(6,181)
Net cash provided by operating activities	9,223	312

Cash flows from investing activities
Capital expenditures	(542)	(943)
Proceeds from disposal of property, plant and equipment	4	16
Acquisition of equity interest in and advance of loans to equity accounted investment	(1,851)	-
Net cash used in investing activities	(2,389)	(927)

Cash flows from financing activities
Proceeds from issue of share capital, net of share issue expenses	32,219	-
Repayment of bank overdrafts	-	(19)
Net cash provided by (used in) financing activities	32,219	(19)

Effect of exchange rate changes on cash	5,399	(2,046)

Net increase (decrease) in cash and cash equivalents	44,452	(2,680)

Cash and cash equivalents – beginning of period	107,749	80,282

Cash and cash equivalents at end of period	$152,201	$77,602

Net 1 UEPS Technologies, Inc.
Key metrics and statistics at and for the three months ended September 30, 2005 and 2004:

					Three
					months
	Three months ended				ended	Year ended
	September 30,		Change		June 30	June 30
				Constant
	2005	2004		Exchange	2005	2005
	US$	US$	Actual	Rate (1)	US$	US$
Key statement of operations data, in ‘000,
except EPS
Revenue	$45,887	$43,223	6%	8%	$41,405	$176,290
Operating income	20,397	16,571	23%	25%	16,326	71,303
Income tax expense	8,411	7,208	17%	19%	7,132	29,666
Net income	$13,179	$10,227	29%	31%	$10,142	$44,562

Earnings per share, in cents
Basic	23.8	18.7	27%	29%	18.5	81.4
Diluted	23.5	18.4	28%	30%	18.3	79.6

Key segmental data, in ‘000, except margins
Revenue:
Transaction-based activities	$27,818	$24,429	14%	16%	$26,115	$103,653
Smart card accounts	8,552	8,221	4%	6%	8,569	34,931
Financial services	4,274	5,080	(16)%	(14)%	4,573	20,215
Hardware, software and related technology
sales	5,243	5,493	(5)%	(3)%	2,148	17,491
Total consolidated revenue	$45,887	$43,223	6%	8%	$41,405	$176,290

Consolidated operating income (loss):
Transaction-based activities	$14,132	$9,682	46%	49%	$12,604	$44,233
Smart card accounts	3,887	3,737	4%	6%	3,895	15,878
Financial services	1,844	2,402	(23)%	(22)%	1,737	9,316
Hardware, software and related technology						5,689
sales	4,067	2,035	100%	104%	(114)
Corporate/ Eliminations	(3,533)	(1,285)	175%	180%	(1,796)	(3,813)
Total operating income (loss)	$20,397	$16,571	23%	25%	$16,326	$71,303

Operating income margin (%)
Transaction-based activities	51%	40%			48%	43%
Smart card accounts	45%	45%			45%	45%
Financial services	43%	47%			38%	46%
Hardware, software and related technology
sales	78%	37%			(5)%	33%
Overall operating margin	44%	38%			39%	40%

	Sept. 30,	June 30,
	2005	2005
Key balance sheet data, in ‘000
Cash and cash equivalents	$152,201	$107,749	41%
Total current assets	204,196	150,664	36%
Total assets	237,547	181,754	31%
Total current liabilities	35,662	34,353	4%
Total shareholders’ equity	$188,528	$137,002	38%

(1) – This information shows what the change in these items would have been if the U.S. dollar/ ZAR exchange rate that prevailed during the first quarter of fiscal 2006 also prevailed during the first quarter of fiscal 2005.

				Three
				months
	Three months ended			ended	Year ended
	September 30,		Change	June 30	June 30
	2005	2004		2005	2005

Additional information:
Transaction based activities:
Total number of grants paid:
KwaZulu-Natal	4,308,365	4,009,441	7%	4,280,023	16,774,940
Limpopo	2,694,168	2,618,226	3%	2,622,807	10,635,232
North West	776,963	798,887	(3)%	787,567	3,153,868
Northern Cape	389,575	369,639	5%	377,845	1,459,264
Eastern Cape	1,970,171	1,739,493	13%	1,929,356	7,410,272
	10,139,242	9,535,686	6%	9,997,598	39,433,576

Average revenue per grant paid:	ZAR	ZAR		ZAR	ZAR
KwaZulu-Natal	19.21	18.51	4%	18.09	17.85
Limpopo	15.33	15.24	1%	15.62	15.34
North West	18.13	16.65	9%	16.29	16.43
Northern Cape	19.02	19.39	(2)%	19.18	19.41
Eastern Cape	12.19	12.49	(2)%	12.30	12.35

UEPS merchant acquiring system:
Terminals installed during the quarter	724	340	113%	829	3,235
New participating retail locations	423	265	60%	439	1,880
Value of transactions processed through our
merchant acquiring system (US$ ‘000)	118,585	3,563	nm	87, 643	147,331

Smart card accounts:
Total number of smart card accounts	3,398,516	3,372,665	1%	3,353,603	3,353,603

Hardware, software and related technology
sales:
Ad hoc significant hardware sales (US$ ‘000)
Nedbank POS’s, pin pads, smart cards and
other hardware	2,000	4,100	(51)%	-	10,400
Smartswitch Namibia hardware and software
(before consolidation adjustments)	1,200	-	nm	-	-

Financial services: (US$ ‘000)
Traditional based lending:
Finance loans receivable – gross	8,039	12,129	(34)%	7,212	7,212
Allowance for doubtful finance loans
receivable	(4,053)	(8,259)	(51)%	(3,636)	(3,636)
Finance loans receivable – net	3,986	3,870	3%	3,576	3,576

UEPS based lending:
Finance loans receivable –net and gross (i.e.,
no provisions)	4,479	5,149	(13)%	4,184	4,184

nm – Statistic not meaningful